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                                                                     EXHIBIT 32


                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Russell Corporation (the "Company") for the quarterly period ended July 6, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), John F. Ward, as Chairman and Chief Executive Officer of the Company, and Robert D. Martin, as Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ John F. Ward
-------------------------------------
Name: John F. Ward
Title: Chairman and Chief Executive Officer
Date: August 19, 2003


/s/ Robert D. Martin
-------------------------------------
Name: Robert D. Martin
Title: Senior Vice President and Chief Financial Officer
Date: August 19, 2003


This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.